UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

March 10, 2010 (March 4, 2010)

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See disclosure under Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 5, 2010, Sonic Foundry, Inc., and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. (“SFMS”) executed the $1,250,000 Loan and Security Agreement (the “Term Loan”) and the $750,000 Revolving Loan and Security Agreement (the “Revolver”) with Partners for Growth II, L.P. (“PFG”), (collectively the “Agreements”).

The Term Loan bears interest at 11.75% per annum unless the Company achieves certain financial milestones through the quarter ending June 2010, at which point the Term Loan will bear interest at 9.75% per annum. Principal is due in 36 equal monthly payments of $34,722.22 beginning April 1, 2011 and continuing through March 1, 2014 unless the combination of the Company’s cash and availability falls below certain levels, at which point the principal will be due in equal payments over the remaining months left in the period ending 36 months from the date of the Term Loan.

The Revolving Loan bears interest at the Prime Rate from time to time, plus 6.5% per annum. The Revolving Loan is available to the Company if the Company exceeds 90% of certain Revenue and EBITDA targets for the quarters ending December 31, 2009 and March 31, 2010. The Revolving Loan matures on March 4, 2012.

Each of the Agreements is collateralized by substantially all the Company’s assets, including intellectual property, subject to a first lien held by Silicon Valley Bank, requires compliance with an adjusted quick ratio covenant of 1.75:1.00 and requires payment of a fee equal to $15,000 at close.

Coincident with execution of the Agreements, the Company entered into a Warrant Purchase Agreement (“Purchase Agreement”) and a Warrant Agreement (“Warrant”) with PFG. Pursuant to the terms of the Purchase Agreement, PFG purchased a warrant to purchase up to 76,923 shares of common stock of the Company at an exercise price of $6.25 per share, subject to certain adjustments, for a purchase price of $3,333. PFG is entitled to exercise a portion of the warrant equal to 28,846 shares of common stock only if the Company borrows funds pursuant to the Revolving Loan. The remaining warrant to purchase 48,077 shares of common stock is exercisable at any time. The strike price may be adjusted to the volume-weighted average closing price of the Company’s common stock for the 10-trading day period immediately following the Company’s release of its results for the fiscal quarter ending June 30, 2010 if such volume-weighted average closing price is less than $6.25 per share, but in no event less than $5.20 per share.

A copy of the Term Loan, Revolving Loan, Purchase Agreement and Warrant is attached as Exhibit 10.1, 10.2, 10.3 and 10.4 to the report and the summary above is qualified by reference to the entire document.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on March 4, 2010. A quorum consisting of approximately 79.5% of the Company’s common stock issued and outstanding was represented either in person or by proxy. At the meeting the following proposals were approved by the stockholders:

1.	To elect one director to hold office for a term of five years, and until his successor is duly elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending September 30, 2010.

	For	Against	Withheld	Abstention	Broker Non-votes
Proposal #1:
Mark D. Burish	1,063,622	—	17,212	—	1,786,643
Proposal #2	2,842,771	19,734	—	4,972	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Loan and Security Agreement entered into as of March 5, 2010 among registrant, SFMS and PFG.

10.2	Revolving Loan Agreement entered into as of March 5, 2010 among registrant, SFMS and PFG.

10.3	Warrant Purchase Agreement entered into as of March 5, 2010 among registrant and PFG.

10.4	Warrant entered into as of March 5, 2010 among registrant and PFG.

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Loan and Security Agreement entered into as of March 5, 2010 among registrant, SFMS and PFG

10.2	Revolving Loan Agreement entered into as of March 5, 2010 among registrant, SFMS and PFG

10.3	Warrant Purchase Agreement entered into as of March 5, 2010 among registrant and PFG

10.4	Warrant entered into as of March 5, 2010 among registrant and PFG

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc. (Registrant)

March 10, 2010	By:	/s/ Kenneth A. Minor
Kenneth A. Minor Chief Financial Officer